Exhibit 10.24.7
FOURTH AMENDMENT TO THE LOAN AND SECURITY AGREEMENT
     THIS FOURTH AMENDMENT is entered into as of October 1, 2009 (this “Amendment”) among DIGITAL RECORDERS, INC., a North Carolina corporation (“Digital”), TWINVISION OF NORTH AMERICA, INC., a North Carolina corporation (“TwinVision” and, together with Digital, the “Borrowers”), DRI CORPORATION, a North Carolina corporation (“Guarantor” and, together with the Borrowers, the “Loan Parties”), and BHC INTERIM FUNDING III, L.P., a Delaware limited partnership (“Lender”), to that certain Loan and Security Agreement dated as of June 30, 2008 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) among the Loan Parties and Lender. Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.
     WHEREAS, the Loan Parties have advised the Lender that the Board of Directors of the Guarantor has authorized, and the Guarantor proposes to issue, up to 1,000 shares of Series K Senior Convertible Preferred Stock (the “Series K Preferred Stock”) as set forth on that certain Certificate of Designation attached hereto as Exhibit A;
     WHEREAS, in connection with the proposed offering of Series K Preferred Stock, the Loan Parties have requested that the Lender agree to modify certain terms of the Loan Agreement, and the Lender is willing to do so, on the terms and subject to the satisfaction of the conditions contained herein.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties and Lender hereby agree as follows:
     Section One. Definitions. Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement as amended by this Amendment.
     Section Two. Amendment to Loan Agreement. Effective upon satisfaction of the conditions precedent set forth in Section Four hereof, the Loan Agreement is hereby amended as follows:
     (a) Section 1.3 is hereby amended by inserting the following definitions in the appropriate alphabetical order:
     “Additional Prepayment Amount” means the lesser of (i) $750,000 and (ii) an amount determined by multiplying (x) the quotient (expressed as a percentage) of (a) the amount by which gross proceeds from the issuance of the Series K Preferred Stock exceed $3,500,000, divided by (b) $1,500,000, by (y) $750,000.
     “Contribution Amount” means, if the Guarantor receives gross proceeds from the issuance of the Series K Preferred Stock of (i) no more than $3,500,000, $1,000,000, (ii) of $5,000,000, $1,500,000, and (iii) an amount in excess of

$3,500,000 and less than $5,000,000, the sum of $1,000,000 plus the Excess Amount.
     “Excess Amount” means the lesser of (i) $500,000 and (ii) an amount determined by multiplying (x) the quotient (expressed as a percentage) of (a) the amount by which gross proceeds from the issuance of the Series K Preferred Stock exceed $3,500,000, divided by (b) $1,500,000, by (y) $500,000.
     “Fourth Amendment” means that certain Fourth Amendment to the Loan and Security Agreement, dated as of October 1, 2009, among the Loan Parties and the Lender, as the same may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time.
     “Fourth Amendment Effective Date” has the meaning set forth in the Fourth Amendment.
     “Series K Preferred Stock” means the Series K Senior Convertible Preferred Stock of the Guarantor in an amount not to exceed $5,000,000 and described in that certain Certificate of Designation attached as Exhibit A to the Fourth Amendment, issued on or about the Fourth Amendment Effective Date, .
     “Prepayment Amount” means, if the Guarantor receives gross proceeds from the issuance of the Series K Preferred Stock of (i) no more than $3,500,000, $250,000, (ii) of $5,000,000, $1,000,000, and (iii) an amount in excess of $3,500,000 and less than $5,000,000, the sum of $250,000 plus the Additional Prepayment Amount.
     (b) Pursuant to Section 5.13 (Revisions or Updates to Schedules) of the Loan Agreement, Schedule 4.1(B) is hereby updated and revised as set forth as Exhibit B hereto;
     (c) Section 6.3(A) (Transfers; Liens and Related Matters; Transfers) of the Loan Agreement is hereby amended by deleting the word “and” where it appears immediately before clause (c) thereof, and by inserting the following immediately prior to the period at the end of such paragraph:
     , (d) the Loan Parties shall be permitted to make a recallable equity investment in Mobitec AB on or about the Fourth Amendment Effective Date in an amount not to exceed the Contribution Amount and (e) the Loan Parties shall be permitted to make a recallable equity investment in Mobitec Par on or about the Fourth Amendment Effective Date in an amount not to exceed $400,000
     (d) Section 6.4 (Restricted Payments) of the Loan Agreement is hereby amended by deleting “$150,000” from clause (ii) of the proviso therein, and substituting therefor the following:
the sum of (a) $150,000 plus (b) the result of 9.5% of the amount of Series K Preferred Stock issued by the Guarantor on or prior to October 31, 2009

     (e) Section 6.6 (Transactions with Affiliates) of the Loan Agreement is hereby amended by amending and restating clause (y) of the second sentence thereof as follows:
(y) any such transactions, capital contributions, investments and transfers, which, in the aggregate for all such events, do not exceed $2,000,000 plus the Contribution Amount
     (f) Section 6.14 (Organizational Documents) of the Loan Agreement is hereby amended by adding the following proviso immediately prior to the period at the end of such paragraph:
provided, that Guarantor shall be permitted to adopt the Certificate of Designation of, and amend its Organizational Documents to authorize, the Series K Preferred Stock
     Section Three. Representations and Warranties. To induce Lender to enter into this Amendment, the Loan Parties hereby warrant and represent to Lender as follows:
     (a) all of the representations and warranties contained in the Loan Agreement and each other Loan Document to which the Loan Parties are a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are expressly made only as of a previous date;
     (b) the execution, delivery and performance of this Amendment by each of the Loan Parties is within their corporate powers, has been duly authorized by all necessary corporate action on their part, and each of the Loan Parties has received all necessary consents and approvals (if any are required) for the execution and delivery of this Amendment;
     (c) the Organizational Documents of Borrowers and Guarantor previously delivered to Lender by the Loan Parties have not been amended or modified in any respect as of the date hereof; except that the Organizational Document of Guarantor have been modified by the Articles of Amendment to Articles of Incorporation of DRI;
     (d) upon execution of this Amendment, the Loan Agreement as amended by this Amendment shall constitute the legal, valid and binding obligation of the Loan Parties, enforceable against the Loan Parties in accordance with their terms as so amended, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity;
     (e) except as set forth herein or as the Loan Parties or their representatives shall have notified Lender of in writing, none of the Loan Parties are in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which they are a party or by which they may be bound which could have a Material Adverse Effect. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to any of the Loan Parties, (ii) cause a violation by any of the Loan Parties of any order or decree of any court or government instrumentality applicable to them, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which any of the Loan Parties is a party or by which they may be bound, or (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any property of any of the Loan Parties, except in favor of Lender, to secure the Obligations.
     (f) no Default or Event of Default has occurred and is continuing; and
     (g) since the date of the Loan Parties’ most recent financial statements delivered to Lender, no change or event has occurred which has had, or is reasonably likely to have, a Material Adverse Effect.
     Section Four. Conditions Precedent. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) on which the following conditions precedent are satisfied, as determined by Lender in its sole discretion:
     (a) Lender shall have received this Amendment, in form and substance satisfactory to Lender, duly executed by the Loan Parties;
     (b) Lender shall have received that certain Consent and Amendment No. 5 to the Senior Lien Financing Agreement, duly executed by the parties thereto and which shall permit, among other things, Guarantor to apply the Prepayment Amount in repayment of the Obligations;
     (c) the Loan Parties shall have paid all amounts outstanding on or prior to the date of this Amendment, including reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Blank Rome LLP), incurred in connection with this Amendment, the Loan Documents and the transactions contemplated hereby and thereby;
     (d) Lender shall have received a certificate of the secretary of Guarantor certifying the true and correct copy of Articles of Amendment to its Articles of Incorporation, which shall be in full force and effect as of the date of such certificate; and
     (e) no Default or Event of Default shall have occurred be continuing, and no event or development which has had or is reasonably likely to have a Material Adverse Effect shall have occurred, in each case, since the date of the Loan Parties’ most recent financial statements delivered to Lender.
     Section Five. Release. The Loan Parties hereby acknowledge and agree that: (a) neither they nor any of their Affiliates have any claim or cause of action against Lender (or any of Lender’s Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties under the Loan Agreement and the other Loan Documents. Notwithstanding the foregoing, Lender wishes (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Lender’s rights, interests, security and/or remedies under the Loan Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, the Loan Parties (for themselves and their Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (each a “Releasor”) do hereby fully, finally, unconditionally and irrevocably release and forever discharge Lender and each of its Affiliates, officers, directors, employees, attorneys, consultants and agents (each a “Released Party”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent of fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof arising out of, connected with or related in any way to this Amendment, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or Lender’s agreements contained therein, or the possession, use, operation or control of any of the assets of agreements contained therein, or the possession, use, operation or control of any of the assets of the Loan Parties, or the making of any advance, or the management of such advance or the Collateral.
     Section Six. Agreement. The Loan Parties shall promptly, but in any event not later than the second Business Day, following the issuance by the Guarantor of the Series K Preferred Stock, make (i) a prepayment of the principal amount of the Obligations equal to the Prepayment Amount, provided that the Loan Parties shall pay to Lender amounts on account of the Prepayment Amount as proceeds of such issuance are received (subject to the two Business Day grace period) until the entire Prepayment Amount has been paid, (ii) an equity investment in Mobitec AB in an amount equal to the Contribution Amount, and (iii) a repayment of a portion of the principal amount outstanding under the Senior Lien Financing Agreement in an amount equal to the result of the net proceeds of such issuance minus the sum of the Prepayment Amount and the Contribution Amount. The failure of the Loan Parties to make any such prepayment, investment or repayment as required by the preceding sentence shall be deemed to be an Event of Default under the Loan Agreement as if set forth in the Loan Agreement and shall entitle Lender to exercise any and all rights and remedies described in the Loan Agreement.
     Section Seven. General Provisions.
     (a) Except as herein expressly amended, each of the Loan Agreement and all of the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.
     (b) All references to the Loan Agreement in the Loan Agreement and each other Loan Document shall mean such Loan Agreement as amended as of the effective date hereof, and as amended hereby and as hereafter amended, supplemented and modified from time to time.
     (c) This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

     (d) Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     (e) THIS AMENDMENT AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     (f) EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE LITIGATED IN SUCH COURTS. EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AMENDMENT. IF ANY LOAN PARTY OR ANY SUBSIDIARY PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF NEW YORK, EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PERSON AT SUCH PERSON’S ADDRESS AS SET FORTH IN SECTION 8.6 OF THE LOAN AGREEMENT OR AS MOST RECENTLY NOTIFIED BY SUCH PERSON IN WRITING PURSUANT TO SECTION 8.6 OF THE LOAN AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.
     (g) EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT. EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     (h) This Amendment is a Loan Document.
     (i) Nothing contained in this Amendment shall operate as a waiver of any right, power, or remedy to which Lender may be entitled, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     (j) This Amendment may be executed by the parties hereto in one or more counterparts, each of which when so executed shall be deemed an original; and such counterparts taken together shall constitute one and the same agreement. Any signatures delivered by a party by facsimile or electronic transmission shall be deemed an original signature hereto.
(This space intentionally left blank — signature page follows.)

     IN WITNESS WHEREOF, Loan Parties and Lender have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

LENDER:	BHC INTERIM FUNDING III, L.P.

By: BHC Interim Funding Management III, L.P., its
General Partner
By: BHC Investors III, L.L.C., its Managing Member
By: GHH Holdings III, L.L.C.

By:	/s/ Gerald H. Houghton
Gerald H. Houghton
Managing Member

BORROWERS:	DIGITAL RECORDERS, INC.
	By:	/s/ David L. Turney
David L. Turney
CEO, President

TWINVISION OF NORTH AMERICA, INC.
	By:	/s/ David L. Turney
David L. Turney
CEO, President

GUARANTOR:	DRI CORPORATION
	By:	/s/ David L. Turney
David L. Turney
CEO, President

Signature Page to Fourth Amendment to Loan and Security Agreement

Consented to and Acknowledged by:

DRI EUROPA AKTIEBOLAG
By:	/s/ David L. Turney
David L. Turney
Chairman

MOBITEC AB
By:	/s/ Stephen P. Slay
Stephen P. Slay
Director

Acknowledgement to Fourth Amendment to Loan and Security Agreement